EXHIBIT 10(e)

   Asset Purchase Agreement among CRICO Mortgage Company, Inc. CRIIMI MAE
         Services, Inc., William B. Dockser and H. William Willoughby










                            ASSET PURCHASE AGREEMENT

                                      Among

                          CRICO Mortgage Company, Inc.

                                       and

                            CRIIMI MAE Services, Inc.

                                       and

                               William B. Dockser

                              H. William Willoughby


                            Dated as of June 30, 1995




                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I -- BASIC TRANSACTION  . . . . . . . . . . . . . . . . . . . . . .    1

     1.1  Purchase and Sale of Assets . . . . . . . . . . . . . . . . . . .    1
     1.2  Assumption of Liabilities . . . . . . . . . . . . . . . . . . . .    1
     1.3  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II -- CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     2.1  Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2.2  Deliveries by Seller  . . . . . . . . . . . . . . . . . . . . . .    2
     2.3  Deliveries by Buyer   . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE III -- REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .    2

     3.1  Representations and Warranties of the Seller  . . . . . . . . . .    2
          (a)  Organization; Standing . . . . . . . . . . . . . . . . . . .    2
          (b)  Capitalization . . . . . . . . . . . . . . . . . . . . . . .    3
          (c)  Authority  . . . . . . . . . . . . . . . . . . . . . . . . .    3
          (d)  Noncontravention . . . . . . . . . . . . . . . . . . . . . .    3
          (e)  Government Approval; Consents  . . . . . . . . . . . . . . .    3
          (f)  Financial Statements . . . . . . . . . . . . . . . . . . . .    3
          (g)  Absence of Certain Changes or Events . . . . . . . . . . . .    3
          (h)  Compliance with Law  . . . . . . . . . . . . . . . . . . . .    4
          (i)  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          (j)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .    4
          (k)  Title to Assets; Encumbrances  . . . . . . . . . . . . . . .    4
          (l)  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          (m)  Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          (n)  Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . .    4

     3.2  Representations and Warranties of the Buyer   . . . . . . . . . .    5
          (a)  Organization; Standing and Power.  . . . . . . . . . . . . .    5
          (b)  Authority  . . . . . . . . . . . . . . . . . . . . . . . . .    5
          (c)  Noncontravention . . . . . . . . . . . . . . . . . . . . . .    5
          (d)  Government Approval; Consents  . . . . . . . . . . . . . . .    5
          (e)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .    5



ARTICLE IV -- ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . .    6
     4.1  Merger Proposal . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     4.2  Additional Agreements and Provisions. . . . . . . . . . . . . . .    6

ARTICLE V -- REMEDIES FOR BREACHES OF THIS AGREEMENT  . . . . . . . . . . . .  6
     5.1  Investigations; Survival of Representations and Warranties  . . . .  6
     5.2  Indemnification by the Seller and the Principals. . . . . . . . .    6
     5.3  Defense . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     5.4  Indemnification Threshold.  . . . . . . . . . . . . . . . . . . .    7
     5.5  Limitation on Indemnification.  . . . . . . . . . . . . . . . . .    7
     5.6  No Contribution . . . . . . . . . . . . . . . . . . . . . . . . . .  7

1 ARTICLE VI -- GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . .  7
     6.1  Public Statements . . . . . . . . . . . . . . . . . . . . . . . .    7
     6.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     6.3  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.4  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.5  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.6  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.7  Validity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.8  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.9  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.10 Knowledge.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

EXHIBITS

Exhibit 1 Form of Buyer Note
Exhibit 2 Form of Opinion of Counsel
Exhibit 3 Form of Opinion of Counsel


SCHEDULES

Schedule 1.1        Contracts
Schedule 3.1(j)     Litigation


                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (this Agreement ), dated as of June 30, 1995, among CRICO Mortgage Company, Inc., a Delaware corporation ( CRICO Mortgage or
 Seller ), CRIIMI MAE Services, Inc., a Maryland corporation ( Buyer ), William
B. Dockser and H. William Willoughby.

     WHEREAS, the Seller is an affiliate of C.R.I., Inc., a Delaware corporation ( CRI ), through which CRI conducts, inter alia, its mortgage servicing business, and William B. Dockser and H. William Willoughby (the Principals ), who are directors and senior executive officers of CRIIMI MAE Inc., a Maryland corporation ( CRIIMI MAE ), are the sole stockholders and directors of CRI and the Seller;

     WHEREAS, this Agreement is being entered into in accordance with the terms of the Agreement and Plan of Merger dated April 20, 1995, as amended as of June 20, 1995 (the Merger Agreement ) among CRIIMI MAE, CRIIMI MAE Management, Inc., a Maryland corporation ( CRIIMI Management ), CRI/AIM Management, Inc., a Delaware corporation ( CRI/AIM Management ) the Seller, CRI Acquisition, Inc., a Maryland corporation ( CRI Acquisition ) and the Principals; and

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase certain of the assets (and assume certain of the liabilities) of the Seller in return for the Buyer Note (as defined below) and such transaction is intended to be effective prior to the Effective Time (as defined the Merger Agreement).

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:


                                    ARTICLE I

                                BASIC TRANSACTION

     1.1 Purchase and Sale of Assets. On the Closing Date and subject to the terms and conditions of this Agreement, concurrently with the execution and delivery hereof, the Seller sells, transfers, conveys, assigns and delivers to the Buyer, and the Buyer purchases from the Seller, all of Seller's right, title and interest in and to the contracts described in Schedule 1.1 hereto (the "Contracts") and all benefits arising therefrom on and after the Closing Date (as hereinafter defined), for the consideration specified below in this Article I.

     1.2 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, concurrently with the execution and delivery hereof, the Buyer assumes and becomes responsible for the duties, obligations and liabilities relating to performance under the Contracts on and after the Closing Date (as hereinafter defined) (the "Assumed Liabilities"). The Buyer does not assume or have any responsibility with respect to any other obligation or liability of the Seller not included within the definition of Assumed Liabilities.

     1.3 Purchase Price. The Buyer hereby delivers to the Seller its promis-sory note in the form of Exhibit 1 attached hereto in the principal amount of $1,387,546 (the "Buyer Note").


                                   ARTICLE II

                                     CLOSING

     2.1 Closing. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of the Seller, 11200 Rockville Pike, Rockville, Maryland (or such other place as the parties may agree), at 10:00 a.m. local time, simultaneously with the execution and delivery of this Agreement, and shall be effective as of 11:58 p.m. local time on such date (the "Closing Date") and in any event prior to the Effective Time (as defined in the Merger Agreement).

     2.2 Deliveries by the Seller. At or prior to the Closing, the Seller has delivered the following items to the Buyer:

          (a) Opinion of Counsel. The opinion of Peabody & Brown substantially in the form attached hereto as Exhibit 2.

          (b) Other Documents. Any other documents required to effect the transactions contemplated hereby which are reasonably satisfactory in form and substance to the Buyer.

     2.3 Deliveries by Buyer. At or prior to the Closing, the Buyer has delivered the following items to the Seller:

          (a) Opinion of Counsel. The opinion of Arent Fox substantially in the form attached hereto as Exhibit 3.

          (b) Buyer Note. The Buyer Note.

          (c) Other Documents. Any other documents required to effect the transactions contemplated hereby which are reasonably satisfactory in form and substance to the Seller.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Seller and the Principals. The Seller and the Principals, jointly and severally, represent and warrant as follows :

     (a) Organization; Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Capitalization. Each of the Principals owns one-half of the issued and outstanding capital stock of the Seller.

     (c) Authority. Each of the Seller and the Principals has the requisite power (including corporate power with respect to the Seller) and authority to enter into this Agreement, and to perform its or his obligations hereunder. The execution, delivery and consummation of this Agreement by the Seller and the Principals have been duly authorized by the Board of Directors of the Seller and approved by the Principals. No other corporate proceedings on the part of the Seller are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Seller and the Principals and constitutes a valid and binding obligation of the Seller and the Principals, enforceable against the Seller and the Principals in accordance with its terms.

     (d) Noncontravention. Neither the execution and delivery of this Agreement by the Seller and the Principals nor the consummation of this Agreement nor compliance by the Seller and the Principals with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (as hereinafter defined) upon any of the properties or assets of the Seller or the Principals under, any of the terms, conditions or provisions of (x) the Articles of Incorporation or By-Laws of the Seller, or (y) any note, bond, mortgage, indenture, deed of trust, license, Permit (as hereinafter defined), authorization, lease, agreement or instrument or obligation to which the Seller or the Principals is party or by which they are bound or to which they or any of their respective assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, or, to the best knowledge of the Seller and the Principals, statute, rule or regulation applicable to the Seller or the Principals or any of their respective assets, except, in the case of each of clauses (i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens (as hereinafter defined), which would not, in the aggregate, have a material adverse effect on the Contracts ("Material Adverse Effect").

     (e) Government Approval; Consents. All third party consents and approvals necessary to be obtained by the Seller for the consummation of this Agreement have been obtained. No notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the execution, delivery or consummation of this Agreement by the Seller or the Principals or compliance by the Seller or the Principals with any of the provisions hereof, except where failures to give such notices, make such filings, or obtain authorizations, consents or approvals would not, in the aggregate, have a Material Adverse Effect.

     (f) Financial Statements. The combined statements of assets and liabilities, comprised of (i) certain assets and liabilities of CRI to be sold to CRI Acquisition and (ii) the assets and liabilities of CRICO Mortgage and CRI/AIM Management, dated December 31, 1994 (the "Company Financial Statements") previously delivered to the Buyer have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and fairly present the financial position of such assets and liabilities as of the dates thereof and their results of operations and cash flow for the periods then ended.

     (g) Absence of Certain Changes or Events. Except for the execution of the Merger Agreement and as provided for therein or as specifically reflected in the Company Financial Statements, since December 31, 1994 there has not been (i) any change or any event which would result in a Material Adverse Effect, or (ii) any agreement by the Seller to take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 3.1 untrue or incorrect.

     (h) Compliance with Law. The Seller has not, to the best knowledge of the Principals and the Seller, violated or failed to comply with any statute, law, ordinance, regulation, rule, order or other legal requirement of any foreign, federal, state or local government, authority or any other governmental department or agency, or any judgment, decree or order of any court, applicable to the Contracts, except where any such violations or failures to comply would not, individually or in the aggregate, have a Material Adverse Effect.

     (i) Brokers. No broker, finder, adviser or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the consummation of this Agreement.

     (j) Litigation. Except as set forth on Schedule 3.1(j) hereto, there is no claim, action, proceeding or investigation pending or, to the best knowledge of the Principals and the Seller, threatened against or relating to the Seller before any court or governmental or regulatory authority or body which, if determined adversely, individually or in the aggregate, would have a Material Adverse Effect. The Seller is not subject to any outstanding order, writ, injunction or decree applicable to the Contracts.

     (k) Title to Assets; Encumbrances. The Seller has good and marketable title to the Contracts free and clear of any Lien (as hereinafter defined). "Lien" means any mortgage, pledge, encumbrance, security interest, charge, or other lien, except (i) statutory liens not yet delinquent, (ii) liens that do not materially detract from or materially interfere with the present use of the assets subject thereto or affected thereby, or otherwise materially impair present business operations with respect to such assets, (iii) liens for taxes not yet due and owing, and (iv) liens reflected in the Company Financial Statements.

     (l) Contracts. The Seller has delivered to the Buyer a correct and complete copy of each Contract. With respect to each such Contract, as far as the Seller and the Principals are aware: (A) the Contract is valid, binding, enforceable, and in full force and effect; (B) the Contract will continue to be valid, binding, enforceable, and in full force and effect in all material respects following the consummation of this Agreement; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (D) no party has repudiated any material provision of the Contract.

     (m) Net Worth. The net worth of each of the Principals (i.e., with respect to each Principal, the sum of the current value of his assets (excluding jointly owned assets, his interest in CRICO Mortgage, CRI/AIM Management and CRI Acquisition, and CRIIMI MAE common stock and options to be issued to him on the Closing Date) less the sum of the current amount of his liabilities) is at least $5 million.

     (n) Disclosure. To the best knowledge of the Seller and the Principals, no certificate, schedule, list or other information furnished in writing by or on behalf of the Seller or the Principals to the Buyer prior to the date hereof in connection herewith (excluding projections) contains (after giving effect to any correction thereof furnished in writing to the Buyer prior to the date hereof) any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     3.2 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller and the Principals as follows:

     (a) Organization; Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     (b) Authority. The Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and consummation of this Agreement by the Buyer have been duly authorized by the Buyer's Board of Directors and stockholders and no other corporate proceedings on the part of the Buyer are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms.

     (c) Noncontravention. Neither the execution, delivery and consummation of this Agreement by the Buyer nor compliance by the Buyer with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Buyer under, any of the terms, conditions or provisions of (x) the Buyer's Articles of Incorporation or By-Laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, permit, authorization, lease, agreement or instrument or obligation to which the Buyer is party or to which it or any of its properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets, except, in the case of each of clauses (i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens, which would not, in the aggregate, have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Buyer, or affect the Buyer's ability to consummate the transactions contemplated hereby.

     (d) Government Approval; Consents. All third party consents and approvals necessary to be obtained by the Buyer for the consummation of this Agreement have been obtained. No notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the execution, delivery and consummation of this Agreement by the Buyer or compliance by the Buyer with any of the provisions hereof, except where failures to give such notices, make such filings, or obtain authorizations, consents or approvals would not, in the aggregate, have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Buyer, or affect the Buyer's ability to consummate the transactions contemplated hereby.

     (e) Litigation. There is no claim, action, proceeding or investigation pending or, to the best knowledge of the Buyer, threatened against or relating to the Buyer before any court or governmental or regulatory authority or body which, if determined adversely, individually or in the aggregate, would have a material adverse effect on the Buyer's ability to purchase the Contracts. The Buyer is not subject to any outstanding order, writ, injunction or decree.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

     4.1 Merger Proposal. The Seller and the Principals agree to take all actions necessary to consummate the Merger Proposal (as defined in the Merger Agreement).

     4.2 Additional Agreements and Provisions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use his or its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The parties hereto agree to use their respective reasonable efforts to challenge any action, including using all reasonable efforts to have any order or injunction vacated or reversed, brought against any of the parties hereto seeking a temporary restraining order or preliminary or permanent injunc-tive relief which would prohibit, or materially interfere with, the consummation of this Agreement. If any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Buyer with full title to the Contracts, the proper officers and directors of each corporation that is a party to this Agreement (or its successor) shall take all such necessary action.


                                    ARTICLE V

                     REMEDIES FOR BREACHES OF THIS AGREEMENT

     5.1 Investigations; Survival of Representations and Warranties. The representations and warranties of the Seller and the Principals (collectively, the "Indemnifying Parties") contained in Section 3.1 hereof (the "Representations and Warranties") shall not be deemed waived or otherwise affected by any investigation by the Buyer and shall survive the Closing Date for a period of three (3) years (the "Warranty Period"). None of the representations and warranties of the Buyer in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This
Section 5.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date.

     5.2 Indemnification by the Seller and the Principals. The Indemnifying Parties, jointly and severally, shall indemnify, defend and hold harmless the Buyer and its affiliates, directors, officers, employees and attorneys (collectively, the "Indemnified Persons"), and reimburse the Indemnified Persons for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees, disbursements and expenses, imposed on or incurred by the Indemnified Persons, directly or indirectly, by reason of:

          (a) any breach or alleged breach by any of the Indemnifying Parties of any of the Representations and Warranties; or

          (b) any failure or alleged failure by the Indemnifying Parties to perform any material covenant, undertaking or obligation hereunder.

     5.3 Defense. If any action or claim shall be brought or asserted against any Indemnified Person under this Article V, or any successor thereto (the "Indemnified Party"), in respect of which indemnity may be sought from the Indemnifying Parties under this Article V, the Indemnified Party shall immediately notify the Indemnifying Parties who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to said Indemnified Party and the payment of all expenses; except that any delay or failure to so notify said Indemnifying Parties shall only relieve the Indemnifying Parties of its or his obligations hereunder to the extent, if at all, that they are materially prejudiced by reason of such delay or failure.
The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

          (a) the employment thereof shall have been specifically directed and required by said Indemnifying Parties; or

          (b) The Indemnifying Parties shall have elected not to assume the defense and employ counsel.

          Without the express prior written consent of said Indemnified Party, the Indemnifying Parties shall have no right to settle or compromise any matter.

     5.4 Indemnification Threshold. The Indemnifying Parties shall not be required to indemnify the Indemnified Persons unless the sum of the amounts for which indemnity would otherwise be payable under this Agreement and under the Merger Agreement and the Asset Purchase Agreements attached to the Merger Agreement as Exhibits 1 and 3 exceeds $100,000, at which time and at all times thereafter the Indemnified Persons shall be entitled to the full amount of all claims without deduction of $100,000.

     5.5 Limitation on Indemnification. The Buyer shall not be entitled to seek indemnification hereunder at any time subsequent to the expiration of the Warranty Period; provided, however, that the Buyer may seek indemnification hereunder with respect to any claims of which the Buyer first receives notice during the Warranty Period up to 14 days after such notice is received.

     5.6 No Contribution. The parties agree that after the Closing Date the Principals shall have no right of contribution from CRIIMI Management (as the successor to the Seller) with respect to any claims brought under this Article V.


                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Public Statements. The Buyer, the Seller and the Principals agree that neither they nor their respective directors, officers, employees or agents shall disclose to any third party (other than to their professional advisers) or publicly issue any press release or other statement to the press or any third party with respect to this Agreement, except as may be required by law, until such time as any such public announcement is approved in advance by the Seller, the Buyer and the Principals.

     6.2 Notices. All notices and other communications hereunder shall be in writing (including telex or similar writing) and shall be deemed given if delivered in person or by messenger, cable, telegram or telex or facsimile transmission or by a reputable overnight delivery service which provides for evidence of receipt to the parties at the following addresses or telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a)  if to the Buyer, to:

               CRIIMI MAE Services, Inc.
               11200 Rockville Pike
               Rockville, Maryland  20852
               (301) 468-9200/(800) 678-1116
               Telecopy: (301) 231-0334
               Attention:  William B. Dockser

          with a copy to:

               Robert B. Hirsch
               Arent Fox Kintner Plotkin & Kahn
               1050 Connecticut Avenue, N.W.
               Washington, D.C.  20036-5339
               (202) 857-6000
               Telecopy: (202) 857-6395

     (b)  if to the Principals or to the Seller, to:

               William B. Dockser
               H. William Willoughby
               C.R.I., Inc.
               The CRI Building
               11200 Rockville Pike
               Rockville, MD 20852
               (301) 468-9200
               Telecopy: (301) 231-0396

          with a copy to:

               Debra D. Yogodzinski
               Peabody & Brown
               1255 23rd Street, N.W.
               Suite 800
               Washington, D.C.  20037
               (202) 973-7700
               Telecopy: (202) 973-7750

     6.3 Interpretation. When reference is made in this Agreement to Exhibits, Schedules or Sections, such reference shall be to an Exhibit, Schedule or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     6.5 Entire Agreement. This Agreement (including the documents and instruments referred to herein), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law of such state.

     6.7 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     6.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, whether by operation of law or otherwise, without the express prior written consent of each of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs, legal representatives and assigns.

     6.9 Expenses. Each party shall bear its own expenses incurred in connection with this Agreement.

     6.10 Knowledge. Statements herein made "to the best knowledge" of a party are made after exercising reasonable care in the ascertainment of relevant facts.













                      (signatures follow on following page)

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized, and each of the Principals has signed this Agreement, all as of the date first above written.


                         CRIIMI MAE Services, Inc.


                              By:  /s/ H. William Willoughby
                                  ---------------------------
                                 Name:  H. William Willoughby
                                 Title:   President



                         CRICO Mortgage Company, Inc.



                              By:       /s/ William B. Dockser
                                        ----------------------------
                                 Name:  William B. Dockser
                                 Title:   Chairman of the Board



                         The Principals:


                         /s/ William B. Dockser
                         ----------------------
                         William B. Dockser


                         /s/ H. William Willoughby
                         -------------------------
                         H. William Willoughby